Exhibit 31.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 15 U.S.C. 78m(a) OR 78o(d)
(SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)

I, Mary D. Cozza, Chief Financial Officer of REIT Americas, Inc., certify that:

1.  I have reviewed this quarterly report of REIT Americas, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of REIT Americas, Inc. as of, and for, the periods presented in this report;

4.  The other certifying officer(s) of REIT Americas, Inc. and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for REIT Americas, Inc. and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to REIT Americas, Inc. is made known to us by others within the entity, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the disclosure controls and procedures of REIT Americas, Inc. and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in internal control over financial reporting of REIT Americas, Inc. that occurred during the most recent fiscal quarter of REIT Americas, Inc. that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting of REIT Americas, Inc.; and

5.  The other certifying officer(s) of REIT Americas, Inc. and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the auditors and the audit committee of the board of directors of REIT Americas, Inc. (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the ability of REIT Americas, Inc. to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of REIT Americas, Inc.

Date: November 14, 2005	/s/ Mary D. Cozza

Mary D. Cozza Chief Financial Officer